UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 15, 2019

RenovaCare, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-30156	98-0384030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9375 E. Shea Blvd., Suite 107-A, Scottsdale, AZ 85260

(Address of Principal Executive Offices) (Zip Code)

(888) 398-0202
(Registrant's telephone number, including area code)

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer

On November 15, 2019, RenovaCare, Inc. (the “Company”) appointed Alan L. Rubino to the position of President and Chief Executive Officer of the Company, effective November 15, 2019. Pursuant to his appointment, Mr. Rubino entered into an Employment Agreement with the Company dated November 15, 2019 (the “Employment Agreement”).

Mr. Rubino is 65 years old, and his career spans over 37 years at every level of the biopharmaceutical industry. From September 2012 until November 2019, Mr. Rubino served as the President and Chief Executive Officer of Emisphere Technologies, Inc. where he led a turnaround over the past seven years and helped to position Emisphere among the leading global oral drug delivery firms. Emisphere’s turnaround was enhanced by a new four molecule collaboration with Novo Nordisk and anchored by the recent FDA approval of Novo Nordisk’s Rybelsus which incorporated Emisphere’s carrier technology to introduce the first-ever oral GLP-1 therapeutic for the treatment of diabetes.

From October 2010 until July 2012, he served as Chief Executive Officer and President of New American Therapeutics, Inc. where he and his team presided over a venture that was focused on the acquisition, marketing, and ultimate sale of Denavir, a leading Rx topical therapeutic for HSV-1 cold sore treatment. From February 2008 to September 2010 for a 49% IRR to investors., Mr. Rubino was CEO and President of Akrimax Pharmaceuticals, where he acquired two Rx launch products, Tirosint and NitroMist, which are actively marketed and in growth phases today with Tirosint selling over $100 million per year.

Prior to 2008, Mr. Rubino served as President and Chief Operating Officer of the Pharmos Corporation, which was a development-stage publicly-held corporation, where he led the transformation of the company through the acquisition of Vela Pharmaceuticals.

Mr. Rubino also spent four years in senior executive leadership positions on the strategic services side at both Cardinal Health and PDI, Inc., both public companies that provided high-level outsourcing offerings to the pharmaceutical industry.

Mr. Rubino’s distinguished career includes a successful 24 years with Hoffmann-La Roche, Genentech (a subsidiary of Roche), which is one of the world’s top 10 biopharmaceutical companies. Mr. Rubino led eight large revenue business units (over $1 billion in revenues) and launched the first biologic, Roferon-A (alfa-interferon 2a). Along with being a member of the U.S. Executive and Operating Committees of Roche, Mr. Rubino presided over 20 new product launches, ranging from dermatology, organ transplantation, oncology, infectious diseases, CNS and other therapeutic areas. In addition, he also played a leading executive role in the acquisition of Syntex Laboratories and Boehringer Mannheim.

Mr. Rubino holds a B.A. in economics from Rutgers University, along with a full minor in biology and chemistry and attended multiple executive education programs at Harvard Business School,and the University of Lausanne in Switzerland. Currently, Mr. Rubino is also on the board of directors of Vericel, Inc., Sanuwave, Inc., and Genisphere, LLC.

The Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference, provides as follows:

The effective date of the Employment Agreement is November 15, 2019. The initial term of the Employment Agreement is three years, and the agreement will automatically renew for additional one-year terms unless either party provides notice of non-renewal to the other party at least 90 days prior to the end of the initial term or any renewal terms.

The Employment Agreement provides for an annual base salary of $410,000, with eligibility to receive an annual bonus of up to $205,000.

Pursuant to the Employment Agreement, Mr. Rubino received, on November 15, 2019 a qualified stock option (the “2019 Option”) to purchase up to 2,000,000 shares of the Company’s common stock (“2019 Rubino Option Shares”) in accordance with the Company’s 2013 Long Term Incentive Plan (the “2013 Plan”). The 2020 Option has a six year term. The 2019 Rubino Option Shares vest and have an associated exercise prices as follows:

Vesting Date	Number of Shares Vesting	Strike Price
November 15, 2020	667,800	$1.98
November 15, 2021	667,800	$2.48
November 15, 2022	664,400	$3.23

The incentive stock option agreement issued to Mr. Rubino in connection with the grant of the 2019 Option reflecting these and other terms (the “Option Agreement”) is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Pursuant to the Employment Agreement, Mr. Rubino is to receive an additional qualified stock option grant on or about January 2, 2020 (the “2020 Option”) giving Mr. Rubino the right to purchase up to 620,571 shares of the Company’s common stock (the “2020 Rubino Option Shares”). The 2020 Rubino Option Shares shall have an exercise price equal to the greater of (i) closing price on the date of grant or (ii) $3.23 per share. The 2020 Option shall have a six-year term, and become vested 100% on November 15, 2022, subject to the terms and conditions of a to be executed stock option grant agreement between the Company and the Executive having terms and conditions substantially similar to the Option Agreement.

Additional benefits provided to Mr. Rubino pursuant to the Employment Agreement include participation in the Company’s other employee benefits programs made available to similarly situated employees and an automobile allowance of up to $1,000 per month.

Pursuant to the Employment Agreement, upon termination by the Company without Cause or by Mr. Rubino for Good Reason (as such terms are defined in the Employment Agreement), Mr. Rubino is entitled to (in addition to other separation benefits described in the Employment Agreement) severance payments equal to his base salary for 12 months; except, in the case of termination by the Company without Cause or termination by Mr. Rubino for Good Reason within 12 months following a Change of Control (as such terms are defined in the Employment Agreement), in which case Mr. Rubino is entitled to severance payments equal to his base salary for 18 months and the vesting of all stock option grants regardless of date or condition of vesting.

The Employment Agreement provides that the Company will use its commercially reasonable efforts to ensure that Mr. Rubino is elected as a director of the Company within a reasonable time following the execution of the Employment Agreement and that he remains a director for the duration of his employment relationship with the Company. In connection with his appointment as President and Chief Executive Officer of the Company and the contractual terms of the Employment Agreement, and based on Mr. Rubino’s relevant background and experience as discussed above, the Company’s Board of Directors (the “Board”) elected Mr. Rubino to the Board, effective as of the date of the Employment Agreement. Mr. Rubino will join the Board, with a term expiring at the next annual meeting of stockholders of the Company or his earlier resignation or removal.

Pursuant to the terms of the Employment Agreement, Mr. Rubion executed and delivered an Employee, Invention, Non-Disclosure, Non-Competition and Non-Solicitation Agreement, dated November 15, 2019 (the “Employee Invention and Non-Disclosure Agreement”).

The foregoing descriptions of the Employment Agreement, the Option Agreement and the Employee Invention and Non-Disclosure Agreement, do not purport to be complete and are qualified in their entirety by reference to Exhibits 10.1, 10.2 and 10.3 respectively.

Additional information regarding this event is set forth in the Company’s press release dated November 18, 2019, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Resignation of Harmel S. Rayat as Chief Executive Officer

Effective November 15, 2019, Mr. Harmel S, Rayat resigned as the Chief Executive Office of the Company. Mr. Rayat will continue to serve as the Company’s Chairman of the Board.

Item 7.01	Regulation FD Disclosure

On November 18, 2019, the Company issued a press release announcing, among other things, the appointment of Alan L. Rubino to the position of President and Chief Executive Officer. A copy of the press release is attached as Exhibit 99.1 to this report.

Except for the historical information presented in this document, the matters discussed in this Report, or otherwise incorporated by reference into this document, contain “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements are identified by the use of forward-looking terminology such as “believes,” “plans,” “intend,” ”scheduled,” “potential,” “continue,” “estimates,” “hopes,” “goal,” “objective,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by the Registrant. The reader is cautioned that no statements contained in this Report should be construed as a guarantee or assurance of future performance or results. These forward-looking statements involve risks and uncertainties, including those identified within this Report. The actual results that the Registrant achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and the Registrant assumes no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by the Registrant in this Report and in the Registrant’s other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Registrant’s business.

Note: Information in this Report furnished pursuant to Item 7 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Report contains is material investor information that is not otherwise publicly available.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Employment Agreement, dated November 15, 2019 between Alan L. Rubino and the Company

10.2	Incentive Stock Option Agreement, dated November 15, 2019 between Alan L. Rubino and the Company

10.3	Employee Invention and Non-Disclosure Agreement dated November 15, 2019 between Alan L. Rubino and the Company

99.1	Press Release of the Company dated November 18, 2019

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on November 21, 2019.

RenovaCare, Inc.

By:	/s/ Stephen Yan-Klassen
Stephen Yan-Klassen
Chief Financial Officer